Exhibit 10.1

EXECUTION VERSION

SUPPORT AGREEMENT

This SUPPORT AGREEMENT (this “Agreement”), dated as of February 28, 2024, is made by and among First Advantage Corporation, a Delaware corporation (“Parent”), Sterling Check Corp., a Delaware corporation (the “Company”), and the stockholders of the Company listed on Schedule A attached hereto (each, a “Stockholder” and, collectively, the “Stockholders”). Parent, the Company and the Stockholders are each sometimes referred to herein as a “Party” and, collectively, as the “Parties.”

RECITALS

WHEREAS, concurrently with the execution and delivery of this Agreement, Parent, the Company and Starter Merger Sub, Inc., a Delaware corporation and wholly-owned Subsidiary of Parent (“Merger Sub”), entered into an Agreement and Plan of Merger (as amended, restated, supplemented or otherwise modified from time to time in accordance with its terms, the “Merger Agreement”), pursuant to which, among other things, the parties agreed to effect a merger of Merger Sub with and into the Company, with the Company continuing as the surviving corporation and as a wholly-owned Subsidiary of Parent (the “Merger”), upon the terms and subject to the conditions set forth therein;

WHEREAS, as of the date hereof, each Stockholder Beneficially Owns the number of shares of common stock, par value $0.01 per share, of the Company (the “Company Common Stock”) set forth next to such Stockholder’s name on Schedule A attached hereto, being all of the shares of Company Common Stock owned of record or beneficially by such Stockholder as of the date hereof (with respect to such Stockholder, the “Owned Shares” and, together with any additional shares of Company Common Stock with respect to which such Stockholder or any of its controlled affiliates acquires Beneficial Ownership after the date hereof and prior to the Expiration Time and all other securities, options, warrants and other rights to purchase shares of voting capital stock or other voting equity interests of the Company issued to such Stockholder or such controlled affiliates in respect of such Company Common Stock or into which such Company Common Stock may be converted or exchanged in connection with stock dividends or distributions, combinations or any similar recapitalizations on or after the date hereof, collectively, such Stockholder’s “Shares”);

WHEREAS, as of the date hereof, the Shares constitute a majority of, and hold a majority of the voting power of, all issued and outstanding shares of Company Common Stock;

WHEREAS, the Company Board of Directors has unanimously (a) determined that the terms of the Merger Agreement and the transactions contemplated thereby, including the Merger, are fair to, and in the best interests of, the Company and its stockholders, (b) determined that it is in the best interests of the Company and the stockholders of the Company, and declared it advisable, to enter into the Merger Agreement, (c) approved the execution and delivery by the Company of the Merger Agreement, the performance by the Company of its covenants and agreements contained therein and the consummation of the transactions contemplated thereby, including the Merger, upon the terms and subject to the conditions contained therein and (d) subject to Section 6.3 of the Merger Agreement, resolved to recommend the adoption and approval of the Merger Agreement to the stockholders of the Company; and

WHEREAS, Parent desires that each Stockholder agree, and each Stockholder is willing to agree, on the terms and subject to the conditions set forth herein, not to Transfer (as defined below) any of its Shares, and to vote or consent all of its Shares in a manner so as to facilitate the consummation of the Merger and the other transactions contemplated by the Merger Agreement.

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto, intending to be legally bound, hereby agree as follows:

1. Definitions. This Agreement is the “Support Agreement” as defined in the Merger Agreement. Capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed to such terms in the Merger Agreement. As used in this Agreement, the following terms shall have the meanings indicated below:

“Agreement” shall have the meaning set forth in the Preamble.

“Beneficially Own,” “Beneficial Ownership” or “Beneficial Owner” shall mean, with respect to any securities, having “beneficial ownership” of such securities for purposes of Rule 13d-3 or 13d-5 under the Exchange Act (or any successor statute or regulation).

“Company” shall have the meaning set forth in the Preamble.

“Company Common Stock” shall have the meaning set forth in the Recitals.

“control” shall mean the possession, direct or indirect, of the power to direct, or cause the direction of, the management and policies of a Person, whether through the ownership of voting securities, voting equity, limited liability company interests, general partner interests, or other voting interests, by contract or otherwise.

“Expiration Time” shall mean the earliest to occur of (a) the Effective Time and (b) the termination of the Merger Agreement in accordance with Section 9.1 thereof.

“Governing Documents” shall mean, with respect to any Person, such Person’s articles or certificate of association, incorporation, formation or organization, bylaws, limited liability company agreement, partnership agreement or other constituent document or documents, each in its currently effective form as amended from time to time.

“Merger” shall have the meaning set forth in the Recitals.

“Merger Agreement” shall have the meaning set forth in the Recitals.

“Merger Sub” shall have the meaning set forth in the Recitals.

“Non-Recourse Party” shall have the meaning set forth in Section 11.12.

“Owned Shares” shall have the meaning set forth in the Recitals.

“Parent” shall have the meaning set forth in the Preamble.

“Party” or “Parties” shall each have the meaning set forth in the Preamble.

“Relevant Matters” shall have the meaning set forth in Section 11.5(a).

“Shares” shall have the meaning set forth in the Recitals.

“Stockholder” and “Stockholders” shall each have the meaning set forth in the Recitals.

“Transfer” shall mean, with respect to any Share, any direct or indirect sale, transfer, assignment, pledge, hypothecation, mortgage, license, gift, creation of a security interest in or lien on, placement in trust (voting or otherwise), encumbrance or other disposition of such Share, as applicable, to any Person, including those by way of any spin-off (such as through a dividend), hedging or derivative transactions, sale, transfer or assignment of a majority of the equity interest in, or sale, transfer or assignment of control of, any Person holding such Share, as applicable, merger, consolidation, division, statutory conversion, domestication, transfer or continuance, share exchange, operation of law, or otherwise.

“Written Consent” shall have the meaning set forth in Section 2.1(a).

2. Certain Agreements.

2.1 Agreement to Consent and Approve. Each Stockholder agrees that, as promptly as practicable following the execution of this Agreement, and in any event by no later than one hour after the execution and delivery of the Merger Agreement, each Stockholder shall duly execute and validly deliver to the Company a written consent to adopt the Merger Agreement and approve the transactions contemplated thereby, including the Merger, in each case, in compliance with the certificate of incorporation and bylaws of the Company and in the form attached hereto as Exhibit A (the “Written Consent”), with respect to all of its Shares entitled to consent thereto. The Parties hereby agree that the Written Consent shall be irrevocable and that the Stockholders may not supersede or modify the Written Consent in any way. Any such written consent shall be given in accordance with such procedures relating thereto so as to ensure that it is duly counted for purposes of recording the results of such consent. Each Stockholder irrevocably and unconditionally agrees that such Stockholder shall not enter into any tender, voting or other agreement or arrangement with any Person prior to the Expiration Time, directly or indirectly, to vote, grant a proxy or power of attorney or give instructions with respect to the voting of its Shares in any manner that is inconsistent with this Agreement or otherwise take any other action with respect to its Shares that would in any way restrict, limit or interfere with the performance by such Stockholder of its obligations hereunder or the transactions contemplated hereby, including the approval of the adoption of the Merger Agreement and the approval of the transactions contemplated thereby, including the Merger. Each Stockholder agrees that, from the date hereof until the Expiration Time, such Stockholder shall appear at each meeting of stockholders of the Company (whether annual or special, however called, and including any adjournment or postponement thereof) or otherwise cause the Shares that such Stockholder is entitled to vote to be counted as present thereat for purposes of establishing a quorum and shall be present (in person or by proxy) and vote or cause to be voted (including by written consent), or deliver (or cause to be delivered) any written consents with respect to, all of its Shares (i) in the event that the Company is required, pursuant to Section 7.12(c) of the Merger Agreement, to duly call, give notice of, convene and hold the Company Stockholders Meeting, in favor of (A) the adoption of the Merger Agreement and the approval of the Merger and the transactions contemplated thereby, including the Merger, (B) the approval of any proposal to adjourn or postpone any Company Stockholders Meeting to a later date if the Company or Parent proposes or requests such postponement or adjournment in accordance with Section 7.12(c) of the Merger Agreement and (C) the approval of any other proposal considered and voted upon by the Company Stockholders at any Company Stockholders Meeting necessary for consummation of the transactions contemplated by the Merger Agreement, including the Merger, and against (ii) (A) any Acquisition Proposal or any other proposal made in opposition to the Merger Agreement, (B) any change in a majority of the Company Board of Directors, (C) any amendment to the Company Certificate or Company Bylaws, (D) any material change in the capitalization of the Company or the Company’s corporate structure or any liquidation, dissolution, winding up or reorganization of the Company and (E) any other action, agreement or transaction involving the Company that is intended, or would reasonably be expected, to impede, interfere with, delay, postpone, adversely affect or prevent the consummation of the Merger or the other transactions contemplated by the Merger Agreement. Each Stockholder shall not consent, in such Stockholder’s capacity as a stockholder of the Company, to matters inconsistent with the voting obligations set forth in this Section 2.1. The obligations of the Stockholders specified in this Section 2.1 shall apply whether or not (1) the Merger or any action described above is recommended by the Company Board of Directors or (2) there has been any Change of Recommendation. Any attempt by a Stockholder to vote, or express consent or dissent with respect to (or otherwise to utilize the voting power of), its Shares in contravention of this Section 2.1 shall be null and void ab initio.

2.2 No Solicitation. From and after the date hereof until the Expiration Time, each Stockholder agrees that it shall not and shall cause its Representatives acting on its behalf not to, directly or indirectly: (a) solicit, initiate or knowingly encourage or facilitate (including by way of providing non-public information) any inquiry, proposal or offer, or the making, submission or announcement of any inquiry, proposal or offer which constitutes or could be reasonably expected to lead to an Acquisition Proposal, (b) participate in any negotiations regarding, or furnish to any Person any nonpublic information relating to the Company or any Company Subsidiary in connection with an Acquisition Proposal, other than to state that the Stockholder and its Representatives are prohibited under this Agreement from engaging in any such discussions or negotiations, (c) adopt, approve, endorse or recommend, or publicly propose to adopt, approve, endorse or recommend, any Acquisition Proposal, (d) approve or authorize, or cause or permit the Company or any Company Subsidiary to enter into, any merger agreement, acquisition agreement, reorganization agreement, letter of intent, memorandum of understanding, agreement in principle, option agreement, joint venture agreement, partnership agreement or similar agreement or document relating to, or any other agreement or commitment providing for, any Acquisition Proposal or (e) agree to or authorize, in writing or otherwise, any of the foregoing actions. Each Stockholder shall and shall cause its Representatives acting on its behalf to, immediately following the date hereof, cease any and all existing solicitation, discussions or negotiations with any Persons (or provision of any nonpublic information to any Persons) with respect to any inquiry, proposal or offer that constitutes, or could reasonably be expected to lead to, an Acquisition Proposal. For purposes of this Section 2.2, the term “Person” means any Person or “group,” as defined in Section 13(d) of the Exchange Act, other than the Company, Parent or any Parent Subsidiary or any of their respective Representatives. For the avoidance of doubt, any violation of the restrictions set forth in this Section 2.2 by a Stockholder’s Representatives acting on its behalf shall be a breach of this Section 2.2 by such Stockholder.

2.3 Certain Waivers. Each Stockholder hereby irrevocably and unconditionally waives, and agrees to cause to be waived and to prevent the exercise of, any rights of appraisal, any dissenters’ rights and any similar rights relating to the Merger or any related transaction that such Stockholder may have by virtue of, or with respect to, any of such Stockholder’s Shares (including any and all such rights under Section 262 of the DGCL). The Stockholder hereby agrees not to commence, participate in as a plaintiff or otherwise assist, support or encourage in any way any plaintiff in, and to take all actions necessary to opt out of any class in, any class action with respect to, any claim, derivative or otherwise, against the Company, Parent, Merger Sub or any of their respective successors relating to the negotiation, execution or delivery of this Agreement or the Merger Agreement, including any claim (a) challenging the validity of, or seeking to enjoin the operation of, any provision of this Agreement or the Merger Agreement, or (b) alleging any breach of any fiduciary duty of the Company Board of Directors in connection with the negotiation, execution and delivery of the Merger Agreement or the consummation of the transactions contemplated thereby, including the Merger.

3. Regulatory Cooperation. Each Stockholder will, and will cause its affiliates to, provide any information and access to personnel reasonably available to such Stockholder that is reasonably necessary to obtain regulatory approvals of any Governmental Entity, or to provide certifications as to information provided to a Governmental Entity, pursuant to Section 7.2 of the Merger Agreement, in each case as promptly as reasonably practicable after any reasonable request therefor by the Company or Parent; provided, however, that materials required to be provided pursuant to the foregoing may be redacted (i) to remove references concerning the valuation of such Stockholder, the Company or any of their respective Subsidiaries and (ii) as necessary to address reasonable privilege or confidentiality concerns; provided, further, that each Stockholder may, as such Stockholder deems advisable and necessary, reasonably designate any competitively sensitive material provided to the Company or Parent under this Section 3 as “Antitrust Counsel Only Material” or “FDI Counsel Only Material.”

4. Agreement Not to Transfer or Encumber. Each Stockholder hereby agrees that, from the date hereof until the Expiration Time, it shall not (a) Transfer (or enter into any contract related to the Transfer of) any of its Shares or any right, title or interest therein or (b) deposit any of its Shares into a voting trust or enter into a voting agreement, voting trust or arrangement with respect to any Shares, as applicable, grant a proxy or power of attorney with respect thereto or enter into any agreement or take any action that would make any covenant, agreement, representation or warranty of the Stockholder contained herein untrue, incorrect, ineffective or unenforceable in any material respect or have the effect of preventing such Stockholder from performing any of its material obligations under this Agreement, or approve or consent to any of the foregoing. Any Transfer or attempted Transfer of any Shares in violation of this Section 4 shall be null and void ab initio. If any involuntary Transfer of any of the Shares shall occur (including a sale by any Stockholder’s trustee in any bankruptcy, or a sale to a purchaser at any creditor’s or court sale), the transferee (which term, as used herein, shall include any and all transferees and subsequent transferees of the initial transferee) shall take and hold such Shares subject to all of the restrictions, liabilities and rights under this Agreement, which shall continue in full force and effect until valid termination of this Agreement. Notwithstanding anything in this

Section 4 to the contrary, following delivery of the Written Consent, Checkers Control Partners, L.P. may distribute Shares to its equityholders anytime on or after March 1, 2025; provided that (i) each such equityholder that is a party to the Stockholders’ Agreement entered into concurrently herewith executes a joinder to this Agreement substantially in the form attached hereto as Annex I, to ensure that such equityholder is subject to the obligations under this Agreement applicable to the Stockholders and that such equityholder’s Shares are subject to this Agreement and (ii) Checkers Control Partners, L.P. shall, as a condition to such distribution, cause each such equityholder that is not a party to the Stockholders’ Agreement entered into concurrently herewith to irrevocably agree in writing (of which Parent shall be an express third-party beneficiary) to be bound by the Election made by Checkers Control Partners, L.P. pursuant to Section 9.

5. Representations, Warranties and Covenants of the Stockholders. Each Stockholder hereby represents and warrants to Parent as follows:

5.1 Such Stockholder has all requisite power and authority to execute and deliver this Agreement and to perform its obligations hereunder. Such Stockholder is duly organized, validly existing and in good standing in accordance with the laws of its jurisdiction of formation, as applicable. The execution and delivery by such Stockholder of this Agreement and the performance of its obligations hereunder have been duly authorized by all necessary corporate or other organizational action in accordance with such Stockholder’s Governing Documents, as applicable. This Agreement has been duly executed and delivered by such Stockholder and, assuming the due authorization, execution and delivery of this Agreement by Parent and the Company, constitutes the legal, valid and binding obligation of such Stockholder, as applicable, enforceable against it in accordance with its terms, except as limited by the Enforceability Limitations.

5.2 The execution and delivery of this Agreement by such Stockholder and the performance of its obligations hereunder will not constitute or result in (a) a breach or violation of, or a default under, the Governing Documents of such Stockholder, (b) a breach or violation of, a termination (or right of termination) or default under, the creation or acceleration of any obligations under, or the creation of a Lien on any of the assets of such Stockholder (with or without notice, lapse of time or both) pursuant to, any agreement, lease, license, contract, note, mortgage, indenture, arrangement or other obligation binding upon such Stockholder, or (c) a conflict with, breach or violation of any Law applicable to such Stockholder or by which its properties are bound or affected, except, in the case of clause (b) or (c), for any breach, violation, termination, default, creation or acceleration that would not, individually or in the aggregate, reasonably be expected to impair the ability of such Stockholder to perform its obligations under this Agreement on a timely basis.

5.3 As of the date hereof, such Stockholder Beneficially Owns such Stockholder’s Owned Shares free and clear of any and all Liens, other than those created by this Agreement, and has sole voting power over and right to consent with respect to all of such Owned Shares.

5.4 Except as contemplated by this Agreement, such Stockholder has not entered into any tender, voting or other agreement or arrangement, or proxy or power of attorney, with respect to any of its Shares or entered into any other contract relating to the voting of any of its Shares. Any and all proxies in respect of such Stockholder’s Shares are revocable, and such proxies either have been revoked prior to the date hereof or are hereby revoked.

5.5 As of the date hereof, there is no Proceeding pending or, to the knowledge of such Stockholder, threatened against or affecting such Stockholder that, individually or in the aggregate, would reasonably be expected to impair the ability of such Stockholder to perform its obligations under this Agreement or to consummate the transactions contemplated by this Agreement on a timely basis.

5.6 Such Stockholder hereby (a) authorizes Parent and the Company to publish and disclose in any announcement or disclosure in connection with the transactions contemplated by the Merger Agreement, including the Information Statement and the Form S-4 and any other applicable filings under the Exchange Act or the Securities Act, its identity and ownership of its Shares and the nature of its obligations under this Agreement, and (b) agrees that it shall promptly (i) furnish to Parent and the Company any information reasonably available to such Stockholder that Parent or the Company may reasonably request for the preparation of any such announcement or disclosure and (ii) notify Parent and the Company of any required corrections with respect to any written information supplied by it specifically for use in any such announcement or disclosure, if and to the extent that any such information contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

5.7 Such Stockholder has received and reviewed a copy of the Merger Agreement.

5.8 Such Stockholder is an “accredited investor” (as defined in Rule 501(a) of Regulation D under the Securities Act). In making its Election pursuant to Section 9, each Stockholder acknowledges that (a) no form of “general solicitation” or “general advertising” (as such terms are defined in Regulation D under the Securities Act) was used by Parent or its Representatives in connection therewith, (b) neither Parent nor its Representatives has taken any action that would constitute a public offering within the meaning of Section 4(a)(2) of the Securities Act with respect thereto and (c) as of the date hereof, no other stockholders of the Company were solicited or otherwise approached by Parent or its representatives for the purpose thereof.

6. Termination. Other than this Section 6 and Section 11 (or any defined terms used in the foregoing), which shall survive any termination of this Agreement, this Agreement shall terminate and shall have no further force or effect immediately as of and following the Expiration Time. Notwithstanding the foregoing, nothing herein shall relieve any Party hereto from liability for any breach of this Agreement that occurred prior to such termination.

7. Duties. The Stockholders are entering into this Agreement solely in their capacities as Beneficial Owners of the Shares, as applicable, and nothing in this Agreement shall apply to any Person serving in his or her capacity as a director of the Company. Parent acknowledges that investment professionals of The Goldman Sachs Group, Inc. may serve on the Company Board of Directors, and agrees that any actions taken by a director of the Company in his or her capacity as such shall not constitute actions taken by or on behalf of a Stockholder.

8. No Ownership Interest. Nothing contained in this Agreement shall be deemed to vest in Parent or any of its direct or indirect owners any direct or indirect ownership or incidence of ownership of or with respect to the Shares. All rights, ownership and economic benefits of and relating to the Shares shall remain vested in and belong to the Stockholders, as applicable, and neither Parent nor any of its direct or indirect owners shall have the authority to direct the Stockholders in the voting or disposition of any Shares, except as otherwise expressly provided herein.

9. Election. Each Stockholder’s Election of the number of Cash Election Shares and the number of Stock Election Shares that comprise such Stockholder’s Shares is set forth on Schedule A attached hereto. Such Election shall be irrevocable and binding upon such Stockholder (and any Person to whom such Stockholder’s Shares have been Transferred in accordance with the terms hereof) for all purposes under the Merger Agreement. Each Stockholder agrees that (a) Schedule A shall constitute a valid Form of Election for all purposes under the Merger Agreement and (b) such Stockholder will execute any and all documents or instruments and take such other actions required, or otherwise reasonably requested by Parent or the Company, to give effect to such Stockholder’s Election and the other terms of this Section 9 and Section 2.3 of the Merger Agreement. Each Stockholder acknowledges and agrees that such Stockholder’s Election may be subject to proration in accordance with the terms of the Merger Agreement, including Section 3.2 thereof.

10. [Intentionally Omitted].

11. Miscellaneous.

11.1 Enforcement; Remedies.

(a) Except as otherwise expressly provided herein, any and all remedies herein expressly conferred upon a Party will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by Law or equity upon such Party, and the exercise by a Party of any one remedy will not preclude the exercise of any other remedy.

(b) The Parties agree that irreparable injury, for which monetary damages (even if available) would not be an adequate remedy, will occur in the event that any provision of this Agreement (including failing to take (or refrain from taking) such actions as are required of it hereunder pursuant to Section 2 and Section 3) is not performed in accordance with its specific terms or is otherwise breached. It is agreed that prior to the valid termination of this Agreement pursuant to Section 6, each Party shall be entitled to an injunction or injunctions to prevent or remedy any breaches or threatened breaches of this Agreement by any other Party, to a decree or order of specific performance specifically enforcing the terms and provisions of this Agreement and to any further equitable relief.

(c) The Parties’ rights in this Section 11.1 are an integral part of this Agreement and each Party hereby waives any objections to any remedy referred to in this Section 11.1 on the basis that there is an adequate remedy at Law. In the event any Party seeks any remedy referred to in this Section 11.1, such Party shall not be required to obtain, furnish, post or provide any bond or other security in connection with or as a condition to obtaining any such remedy.

11.2 Assignment. This Agreement shall not be assigned by any of the Parties (whether by operation of Law or otherwise) without the prior written consent of the other Parties. Subject to the preceding sentence, but without relieving any Party of any obligation hereunder, this Agreement will be binding upon, inure to the benefit of and be enforceable by the Parties and their respective successors and assigns. Any purported direct or indirect assignment in violation of this Section 11.2 shall be null and void ab initio.

11.3 Amendment and Modification; Waiver. Subject to applicable Law and except as otherwise provided in this Agreement, this Agreement may be amended, modified and supplemented by written agreement of each of the Parties. No failure or delay by Parent, the Company or the Stockholders in exercising any right hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise of any other right hereunder.

11.4 Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally (notice deemed given upon receipt), by electronic mail (notice deemed given upon transmission; provided that no “bounceback” or notice of non-delivery is received) or sent by a nationally recognized overnight courier service, such as Federal Express (notice deemed given upon receipt of proof of delivery), to the Parties at the following addresses (or at such other address for a Party as shall be specified by like notice):

(i) if to Parent, to:

First Advantage Corporation

1 Concourse Parkway NE, Suite 200

Atlanta, Georgia 30328

Email:

Attention:    Bret T. Jardine

with a copy (which shall not constitute notice) to:

Simpson Thacher & Bartlett LLP

425 Lexington Avenue

New York, New York 10017

Email:

        .

Attention:    Elizabeth A. Cooper

       Mark C. Viera

(ii) if to the Stockholders, to:

c/o Broad Street Principal Investments, L.L.C.

200 West Street

New York, New York 10282

Email:

       .

Attention:   Adrian Jones

       Hristo Dimitrov

(iii) if to the Company, to:

Sterling Check Corp.

6150 Oak Tree Boulevard, Suite 490

Independence, Ohio 44131

Email:

       .

Attention:   Joshua Peirez

       Steven Barnett

with a copy (which shall not constitute notice) to:

Fried, Frank, Harris, Shriver & Jacobson LLP

1 New York Plaza

New York, New York 10004

Email:

       .

Attention:    Christopher Ewan

       Andrea Gede-Lange

11.5 Governing Law; Jurisdiction.

(a) This Agreement, and all claims, causes of action (whether in contract, tort or statute) or other matter that may directly or indirectly result from, arise out of, be in connection with or relating to this Agreement or the other agreements delivered in connection herewith, or the execution or performance of this Agreement or such other agreements, or the Merger (the “Relevant Matters”) shall be governed by, and construed in accordance with, the Laws of the State of Delaware, without giving effect to conflicts of laws principles that would result in the application of the Law of any other state, including with respect to statutes of limitations.

(b) Each of the Parties hereto hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of the Court of Chancery of the State of Delaware, or, if (and only if) such court finds it lacks jurisdiction, the state or federal courts in the State of Delaware, and any appellate court from any thereof, in any action or proceeding arising out of or relating to any Relevant Matter or for recognition or enforcement of any judgment relating thereto, and each of the Parties hereby irrevocably and unconditionally (i) agrees not to commence any such action or proceeding, except in the Court of Chancery of the State of Delaware, or, if (and only if) such court finds it lacks jurisdiction, the state or federal courts in the State of Delaware, and any appellate court from any thereof; (ii) agrees that any claim in respect of any such action or proceeding may be heard and determined in the Court of Chancery of the State of Delaware, or, if (and only if) such court finds it lacks jurisdiction, the state or federal courts in the State of Delaware, and any appellate court from any thereof; (iii) waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any such action or proceeding in such courts; and (iv) waives, to the fullest extent permitted by Law, the defense of an inconvenient forum to the maintenance of such action or proceeding in such courts. Each of the Parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by applicable Law. Each Party to this Agreement irrevocably consents to service of process inside or outside the territorial jurisdiction of the courts referred to in this Section 11.5(b) in the manner provided for notices in Section 11.4. Nothing in this Agreement will affect the right of any Party to this Agreement to serve process in any other manner permitted by applicable Law.

11.6 Waiver of Jury Trial. EACH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THE RELEVANT MATTERS. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE SUCH WAIVERS, (B) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF SUCH WAIVERS, (C) IT MAKES SUCH WAIVERS VOLUNTARILY AND (D) IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 11.6.

11.7 Interpretation. When a reference is made in this Agreement to Sections, such reference shall be to a Section of this Agreement unless otherwise indicated. Whenever the words “include,” “includes” or “including” are used in this Agreement they shall be deemed to be followed by the words “without limitation.” As used in this Agreement, the term “affiliates” shall have the meaning set forth in Rule 12b-2 of the Exchange Act. The word “extent” and the phrase “to the extent” when used in this Agreement shall mean the degree to which a subject or other things extends, and such word or phrase shall not merely mean “if.” The term “or” is not exclusive. The phrases “the date of this Agreement,” “the date hereof,” “of even date herewith” and terms of similar import, shall be deemed to refer to the date set forth in the preamble to this Agreement. The word “days” means calendar days. The table of contents and headings set forth in this Agreement or any schedule delivered pursuant to this Agreement are for convenience of reference purposes only and shall not affect or be deemed to affect in any way the meaning or interpretation of this Agreement or such schedule or any term or provision hereof or thereof. All references herein to the Subsidiaries of a Person shall be deemed to include all direct and indirect Subsidiaries of such Person unless otherwise indicated or the context otherwise requires. The Parties agree that they have been represented by counsel during the negotiation and execution of this Agreement and, therefore, waive the application of any Law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document. References to any Law shall be deemed to refer to such Law as amended from time to time and, if applicable, to any rules or regulations promulgated thereunder.

11.8 Entire Agreement; Third-Party Beneficiaries.

(a) This Agreement, together with the Merger Agreement, constitutes the entire agreement among the Parties with respect to the subject matter hereof and supersedes all other prior agreements and understandings, both written and oral, among the Parties or any of them with respect to the subject matter hereof.

(b) Except as provided in Section 11.11, nothing in this Agreement, express or implied, is intended to confer upon any Person other than the Parties any rights or remedies hereunder.

11.9 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by rule of Law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated by this Agreement are not affected in any manner adverse to any Party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in an acceptable manner to the end that the transactions contemplated by this Agreement are fulfilled to the extent possible.

11.10 Counterparts. This Agreement may be executed manually or by other electronic transmission by the Parties, in any number of counterparts, each of which shall be considered one and the same agreement and shall become effective when a counterpart hereof shall have been signed by each of the Parties and delivered to the other Parties. The exchange of a fully executed Agreement (in counterparts or otherwise) by electronic transmission in .pdf format, including using generally recognized e-signature technology (e.g., DocuSign or Adobe Sign) shall be sufficient to bind the Parties to the terms and conditions of this Agreement.

11.11 Non-Recourse. This Agreement may only be enforced against, and any Proceeding based upon, arising out of, or related to this Agreement, or the negotiation, execution or performance of this Agreement, may only be brought against the entities that are expressly named as Parties and then only with respect to the specific obligations set forth herein with respect to such Party. No former, current or future officers, directors, partners, stockholders, managers, members, affiliates or agents of any Party (each, a “Non-Recourse Party”) shall have any liability for any obligations or liabilities of any Party under this Agreement or for any claim or proceeding (whether in tort, contract or otherwise) based on, in respect of or by reason of the transactions contemplated by this Agreement or in respect of any written or oral representations made or alleged to be made in connection herewith. In furtherance and not in limitation of the foregoing, each Party covenants, agrees and acknowledges that no recourse under this Agreement or any other agreement referenced herein or in connection with any Merger shall be sought or had against any Non-Recourse Party, except for claims that any Party may assert against another Party solely in accordance with, and pursuant to the terms and conditions of, this Agreement. The Parties agree that the Non-Recourse Parties are express third party beneficiaries of, and may enforce, any of the provisions of this Section 11.11.

11.12 Affiliated Entities. If any controlled affiliate of a Stockholder becomes a Beneficial Owner of Shares on or after the date hereof, (a) such Stockholder shall give Parent a written notice thereof in advance of such controlled affiliate becoming a Beneficial Owner and (b) such controlled affiliate shall, and such Stockholder shall cause such controlled affiliate to, promptly (and in advance of such controlled affiliate becoming a Beneficial Owner) execute a joinder to this Agreement substantially in the form attached hereto as Annex I, to ensure that such controlled affiliate is subject to the obligations under this Agreement applicable to the Stockholders and that such Shares are subject to this Agreement; provided that any failure to execute such joinders or take such other actions shall not affect such obligations hereunder.

11.13 Exempt Transfer. To the extent that Article X of the Company Certificate is applicable to the entry by Parent and the Stockholders into this Agreement and the performance of their respective obligations hereunder, each of the Stockholders hereby irrevocably and unconditionally designates Parent as an Exempt Transferee (as defined in the Company Certificate) for purposes of Article X of the Company Certificate.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be duly executed as of the date first above written.

FIRST ADVANTAGE CORPORATION

By:	/s/ Bret Jardine
Name: Bret Jardine
Title: Executive Vice President, General Counsel and Corporate Secretary

[SIGNATURE PAGE TO SUPPORT AGREEMENT]

BROAD STREET PRINCIPAL INVESTMENTS, L.L.C.

By:	/s/ Adrian Jones
Name: Adrian Jones
Title: Vice President

CHECKERS CONTROL PARTNERSHIP, L.P.

By:	Broad Street Control Advisors, L.L.C., its General Partner

By:	/s/ Adrian Jones
Name: Adrian Jones
Title: Vice President

BROAD STREET CONTROL ADVISORS, L.L.C.

By:	/s/ Adrian Jones
Name: Adrian Jones
Title: Vice President

[SIGNATURE PAGE TO SUPPORT AGREEMENT]

STERLING CHECK CORP.

By:	/s/ Joshua Peirez
Name: Joshua Peirez
Title: Chief Executive Officer

[SIGNATURE PAGE TO SUPPORT AGREEMENT]

Schedule A

Stockholder	Shares of Company Common Stock	Number of Cash Election Shares	Number of Stock Election Shares	Number of Non-Electing Shares
Broad Street Principal Investments, L.L.C.	16,878,275	16,878,275	0	0
Checkers Control Partnership, L.P.	32,928,405	32,928,405	0	0
Broad Street Control Advisors, L.L.C.	1,064	1,064	0	0

Exhibit A

Form of Written Consent